QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GFI GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2006
NOTICE OF
ANNUAL MEETING AND
PROXY STATEMENT

GFI Group Inc.
100 Wall Street
New York, New York 10005

April 13, 2006

To Our Stockholders:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders of GFI Group Inc. (the "Company"), to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Wednesday, May 31, 2006, at 10:00 a.m. Eastern Daylight Time.

        At the Annual Meeting, you will be asked to consider and vote upon (i) the election of two Class I directors; and (ii) such other business as may properly come before the meeting and any adjournment thereof. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. You may also vote via the internet or by telephone by following the voting instructions printed on your proxy card or included with your proxy materials. If you do attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

        On behalf of the Board of Directors and the management of GFI Group Inc., I would like to thank you for your continued support.

Sincerely,

Michael A. Gooch Chairman and Chief Executive Officer

GFI Group Inc.
100 Wall Street
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2006

To the Stockholders of
GFI Group Inc.:

        The Annual Meeting of Stockholders of GFI Group Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2006, at 10:00 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281. If you attend the Annual Meeting in person, you will need to present proper photo identification at the door. If you beneficially hold the Company's common stock, par value $.01 per share, (the "Common Stock"), you will also need to present an account statement showing your ownership of the Company's Common Stock.

        At the Annual Meeting you will be asked to:

  1.
  elect two Class I directors to serve for a three year term until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

  2.
  transact such other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

        Holders of record of Common Stock at the close of business on April 3, 2006, will be entitled to notice of, and to vote on, all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors

Scott Pintoff, General Counsel and Corporate Secretary

April 13, 2006

        Stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please mark, sign and return the enclosed proxy card promptly in the enclosed envelope or, if available, use telephone or internet voting prior to the Annual Meeting to ensure that your shares of Common Stock will be represented. Please refer to the proxy card or other voting instructions included with these proxy materials in order to vote via the internet or by telephone. You may nevertheless vote in person if you attend the Annual Meeting.

GFI Group Inc.
100 Wall Street
New York, New York 10005

PROXY STATEMENT

Annual Meeting of Stockholders
May 31, 2006

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock, par value $.01 per share, of GFI Group Inc. (the "Common Stock") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2006 Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Wednesday, May 31, 2006, at 10:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof. Please note that in this Proxy Statement, the "Company" and "we", "our", "us" and similar words refer to GFI Group Inc. These proxy materials are being sent on or about April 13, 2006, to holders of record on April 3, 2006, of the Company's Common Stock.

        A proxy card may be revoked by a stockholder prior to its exercise in any of the following three ways: (1) by written notice to the Secretary of the Company; (2) by submission of another proxy bearing a later date; or (3) by voting in person at the Annual Meeting. A vote through the internet or by telephone may be revoked by a stockholder prior to its exercise in any of the following three ways: (1) executing a later-dated proxy card; (2) subsequently voting through the internet or by telephone; or (3) attending the Annual Meeting and voting in person. Revocation by notice to the Secretary of the Company, or by submission of a later proxy, will not affect a vote on any matter that is taken by the Company prior to the receipt of the notice or later proxy. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment. If not properly revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder. If no instructions are indicated, the proxy will be voted FOR the slate of directors described in this Proxy Statement and, as to any other matter of business that may be properly brought before the Annual Meeting, in accordance with the judgment of the person or persons voting on the matter.

        This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the

Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also requests that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

VOTING SECURITIES

        Holders of record of Common Stock at the close of business on April 3, 2006, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote.

        On April 3, 2006, there were 28,155,544 shares of Common Stock outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining whether there is a quorum.

        Assuming a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes.

        The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for approval of any other proposals that may be properly brought before the Annual Meeting. An abstention with respect to any other such proposal will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote with respect to any such proposal coming before the Annual Meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of Common Stock of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares of Common Stock from which a majority is calculated.

ELECTION OF DIRECTORS

        Article SEVENTH of the Company's Second Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The Board has currently set the number of directors at six, with two directors in each class. The term of the Class I directors will expire at the upcoming Annual Meeting, the term of the Class II directors will expire at the annual meeting of stockholders to be held in 2007 and the term of the Class III directors will expire at the annual meeting of stockholders to be held in 2008. Under Article SEVENTH, the successors of the class of directors whose term expires at the Annual Meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, or until their resignation, removal or until their successors are duly elected and qualified.

        At the Annual Meeting, two Class I directors will be elected to hold office for a three-year term until the annual meeting of stockholders to be held in 2009 or until their successors are elected and qualified. The Board, based on the recommendation of the Board Credentialing Committee, has nominated Geoffrey Kalish and John R. MacDonald as Class I directors of the Company and recommends a vote FOR the election of each nominee. Mr. Kalish is currently serving as a Class I director of the Company and Mr. MacDonald will succeed Christopher Pike, whose term as a Class I director will expire at the Annual Meeting and who has determined not to stand for re-election. Mr. MacDonald was initially recommended to the Board Credentialing Committee by a member of that committee.

        The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Each of the nominees has consented to serve if elected and the Board has no reason to believe that the nominees will be unable to accept a directorship, but if such contingency should arise, it is the intention of the proxies named in the proxy card to vote for such person or persons as the Board may recommend.

The Board of Directors recommends a vote "FOR" the election of each nominee.

        Certain information with respect to the nominees for election as directors proposed by the Board and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below.

Name	Age	Position(s)
Michael A. Gooch(C)	47	Chairman of the Board and Chief Executive Officer
Colin Heffron(B)	43	President and Director
Geoffrey Kalish(A)(1)(2)	42	Director
John R. MacDonald (A)	50	Nominee for Director
John W. Ward(B)(1)(3)	63	Director; Compensation Committee Chairperson
Marisa Cassoni(C)(2)(3)	54	Director; Audit Committee Chairperson

(1)
Current member of the Compensation Committee.

(2)
Current member of the Audit Committee.

(3)
Current member of the Board Credentialing Committee.

(A)
Denotes Class I Director with term to expire in 2006, except in the case of Mr. MacDonald who is a nominee for election at the 2006 Annual Meeting.

(B)
Denotes Class II Director with term to expire in 2007.

(C)
Denotes Class III Director with term to expire in 2008.

NOMINEES FOR ELECTION: CLASS I DIRECTORS

        Geoffrey Kalish joined our Board of Directors in April 2000 as an appointee of our then outstanding Series A Preferred Stockholders. Mr. Kalish is a founder and Senior Principal of Aquiline Capital Partners LLC and has held such position since August 2005. Mr. Kalish is also a founder and Managing Director at Venturion Capital LLC and has held such position since May 1998. Both Aquiline and Venturion are private equity firms that invest exclusively in financial services companies around the world. Prior to founding Venturion, Mr. Kalish worked for Smith Barney, Drexel Burnham Lambert, Kidder Peabody and Westpac Bank in a variety of proprietary trading and corporate finance positions. He is also Chairman of the Board of Insurance Vianet, Inc. and a supervisory board member of ProCapital, S.A.

        John R. MacDonald is the Executive Vice President and Chief Financial Officer of TD Ameritrade Holding Corporation and has held such positions since March 2000. Additionally, Mr. MacDonald was named Chief Administrative Officer in August 2005. Prior to joining TD Ameritrade in 2000, Mr. MacDonald served in a similar capacity with New York City-based Investment Technology Group, Inc., a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers. Mr. MacDonald has also held executive positions at Salomon Brothers and Deloitte & Touche.

CLASS II DIRECTORS

        Colin Heffron has been a director since November 2001 and our President since February 2004 and is responsible for all of our brokerage, data and analytics businesses. Mr. Heffron joined our Company in our New York office in 1988 as a broker of foreign currency options before moving to London to assist in the establishment of our London office. From 1991 until 1994, Mr. Heffron headed our global currency options business. From 1994 until 1997, Mr. Heffron ran the day-to-day operations of all of our U.K. businesses. From 1998 until February 2004, Mr. Heffron was head of all of our operations in the U.K. and joint-head of Asian operations.

        John W. Ward joined our Board of Directors in April 2004 as an appointee of Jersey Partners Inc., our then sole Class A Common Stockholder, and currently serves as Chairperson of our Compensation Committee. Mr. Ward has been an independent consultant with Transition International, Inc. since its formation in 1992. He joined the board of Fenics Software Inc. in 1999 and served until our acquisition of that company in 2001. Mr. Ward was also a director of Ameritrade Holdings Corporation from 1997 until 2002 and served as chairman of its compensation committee until 2001. He was also a director of AHL Services Inc. from 2000 until 2003 and was formerly Chairman of the Merrill Lynch International Banking Group.

CLASS III DIRECTORS

        Michael Gooch has been our Chairman and Chief Executive Officer since he founded our business in 1987. Prior to founding our Company, Mr. Gooch worked for Citibank, Refco Group, Bierbaum Martin, Harlow Meyer Savage and Tullet & Tokyo Forex. Mr. Gooch is also the President and majority shareholder of Jersey Partners Inc., the Company's largest stockholder.

        Marisa Cassoni joined our Board of Directors in January 2005 and currently serves as Chairperson of our Audit Committee. From 2001 until December 31, 2005, Ms. Cassoni was the Group Finance Director of Royal Mail plc., a postal services company wholly-owned by the U.K. government. Ms. Cassoni had previously been Group Finance Director at Britannic Assurance plc from 1998 to 2001. From 1987 to 1998, she was an employee of the Prudential Corporation, becoming Group Finance Director of Prudential's U.K. Division in 1994. Ms. Cassoni qualified as a Chartered Accountant while at Deloitte & Touche where she was employed from 1975 to 1986, becoming a Corporate Finance Manager in 1984. She has been a non-executive director of Severn Trent plc, a U.K. quoted utility company since September 2001. In that capacity, she chairs that company's Treasury Committee and is a member of its Remuneration and Audit Committees. Ms. Cassoni is also a non-executive director of WSP Group plc, a U.K. quoted company.

MATTERS RELATING TO THE BOARD AND BOARD COMMITTEES

INDEPENDENCE OF DIRECTORS

        The Board has determined that each of the Company's directors, other than Messrs. Gooch and Heffron, qualifies as an "independent director" in accordance with the listing requirements of The NASDAQ Stock Market ("NASDAQ"). The NASDAQ independence definition consists of a series of objective tests, including that the director is not an officer or employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ marketplace rules, the Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of that director. In making these determinations, the Board reviewed and discussed information provided by the individual directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

        There is no family relationship between any director, executive officer or any person nominated to become a director of the Company.

STOCKHOLDER COMMUNICATIONS

        The Company has adopted a procedure by which stockholders may send communications, as defined within Item 7(h) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, GFI Group Inc., 100 Wall Street, 10th Floor, New York, New York 10005. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

BOARD MEETINGS

        The Board held eight meetings (exclusive of meetings of the Audit Committee, Compensation Committee and the Board Credentialing Committee (collectively, the "Board Committees")) during fiscal 2005. During fiscal 2005, each current director attended 75% or more of the aggregate number of meetings of the Board and the Board Committees on which he or she served that were held during such director's period of service.

        The Company's independent, non-executive directors have met in regularly scheduled executive sessions without management throughout fiscal 2005.

ATTENDANCE AT ANNUAL MEETINGS

        The Board of Directors believes that it is important for its members to attend the annual meetings of stockholders of the Company and therefore the Board has adopted a policy encouraging all directors to attend annual meetings. The upcoming Annual Meeting will be the Company's first annual meeting of stockholders.

BOARD COMMITTEES

        The Board has established three committees, the Audit Committee, Compensation Committee and Board Credentialing Committee. Each of these Board Committees consist solely of independent members of the Board. The composition, purpose and responsibilities of each Board Committee are set forth below.

        Audit Committee.    The Audit Committee assists our Board of Directors in its oversight of our internal accounting controls and audit processes and our independent auditors. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent auditors and approval of any significant non-audit relationship with the independent auditors. The Audit Committee is also responsible for preparing reports required by the rules promulgated by the United States Securities Exchange Commission (the "SEC") to be included in our proxy statements relating to annual meetings of stockholders. The Audit Committee is currently comprised of Marisa Cassoni, as Chairperson, Geoffrey Kalish, and Christopher Pike. It is anticipated that following the Annual Meeting, Mr. MacDonald will be appointed to succeed Mr. Pike on the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is, and that Mr. MacDonald will be, an "independent director" as defined in the NASDAQ corporate governance standards and that each meets the independence requirements contained in Exchange Act Rule 10A-3(b)(1). In addition, the Board of Directors has determined that each of Ms. Cassoni, Mr. Kalish, Mr. Pike and Mr. MacDonald meet the NASDAQ standards of financial sophistication and the SEC's criteria of an "audit committee financial expert". The Audit Committee held twelve meetings during fiscal 2005. The Audit Committee Report begins on page 24 of this Proxy Statement. A copy of the Audit Committee charter is attached as Exhibit A to this Proxy Statement.

        Compensation Committee.    The Compensation Committee assists our Board of Directors in its oversight of executive compensation, determines goals and objectives relevant to compensation and, based on input submitted by management, recommends to our Board compensation levels for our Board members and our executive officers that correspond to our goals and objectives. In addition, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the performance of the Chief Executive Officer and either alone or with the other independent directors recommends to the full Board for its determination the compensation of the Chief Executive Officer. The Compensation Committee also makes recommendations to the Board regarding incentive compensation plans and equity compensation plans. The Compensation Committee is responsible for preparing a report on executive compensation as required by the rules of the SEC to be included in our proxy statements or annual reports on Form 10-K. This report begins of page 17 of this Proxy Statement. The Compensation Committee is comprised of John W. Ward, as Chairperson, and Geoffrey Kalish. The Compensation Committee held three meetings during fiscal 2005.

        Board Credentialing Committee.    The Board Credentialing Committee is responsible for recommending individuals to our Board of Directors to be nominated as directors and Board Committee members. This Committee's responsibilities also include evaluating new candidates, as well as evaluating the performance of our Board of Directors. The Board Credentialing Committee is comprised of Marisa Cassoni and John W. Ward. The Board Credentialing Committee held four meetings during fiscal 2005.

        Consideration of new Board candidates involves internal discussions, a review of potential candidates' qualifications, including the extent of the individual's experience in business, education or his or her ability to bring a desired range of skills, perspectives and experience to the Board and interviews with selected candidates. The Board Credentialing Committee will consider qualified director candidates identified by its members, by other members of the Board, by senior management and by stockholders. A stockholder wishing to submit a proposal for a director candidate should follow the instructions set forth in the section below entitled "Submission of Stockholder Proposals for the 2007 Annual Meeting".

        The Board and each of the Board Committees conducted a self-evaluation. Accordingly, each Board Committee compared its performance with the provisions of its charter, set forth its objectives for the upcoming year and if the Board Committee deemed necessary or appropriate, recommended changes to the Board. Each Board Committee reported the results of its evaluation to the Board. Furthermore, the Board evaluated itself and its Board Committees to determine whether they are functioning effectively and to determine whether any modifications were necessary.

CODE OF ETHICS

        The Board has adopted a "Code of Business Conduct and Ethics for All Employees" and a "Code of Business Conduct and Ethics for Senior Financial Officers" that applies to the Company's Chief Executive Officer and Chief Financial Officer and other senior employees of the Company's Finance department. Copies of these codes are available on the Company's website at www.gfigroup.com. Waiver of any provision of these codes for executive officers and directors may only be granted by the Board and any such waiver of the codes relating to such individuals will be disclosed by the Company.

        Additional information relating to corporate governance of the Company is also available on our website including information concerning our directors, Board Committees, including Board Committee charters and our compliance procedures for accounting and auditing matters.

EXECUTIVE OFFICERS

        In addition to Messrs. Gooch and Heffron, who are members of the Board of Directors and whose biographical information is set forth above, our executive officers, their respective ages and positions and certain other information with respect to each of them are as follows:

Name	Age	Position(s)
Donald P. Fewer	42	Senior Managing Director—Head of North America
Stephen McMillan	43	Senior Managing Director—Head of Europe
Jurgen Breuer	40	Senior Managing Director—Head of Asia
James A. Peers	55	Chief Financial Officer
J. Christopher Giancarlo	46	Executive Vice President—Corporate Development
Scott Pintoff	35	General Counsel and Corporate Secretary
Michel Everaert	37	Chief Information Officer, E-Commerce

        Donald P. Fewer, Senior Managing Director—Head of North America, has been our head of North American brokerage operations since June 2000. Mr. Fewer joined our Company in 1996. Prior to joining our Company, Mr. Fewer was a Senior Vice President in the structured products group at Garvin Guy Butler Corp. Mr. Fewer was previously a Senior Vice President at Prebon-Yamane (U.S.A.) Inc., where he headed the firm's treasury group, responsible for all non-trading floor operations, and was a member of its North American Executive Committee.

        Stephen McMillan, Senior Managing Director—Head of Europe, is our head of European brokerage and our data and analytics business. Mr. McMillan joined our Company in April 2000 as our Global Chief Operating Officer prior to being appointed to his current position in February 2004. Prior to joining our Company, he was CEO of Garban Europe Ltd. from 1997 until 1999 and an Executive Board member of Garban

PLC, now ICAP PLC. From 1991 until 1997, Mr. McMillan was Managing Director and Director of Garban Europe Ltd. From 1987 until 1990, he was a Director of Cantor Fitzgerald's securities business in London and prior to that he worked for KPMG in the United Kingdom and Australia.

        Jurgen Breuer, Senior Managing Director—Head of Asia, is our head of Asian brokerage. Mr. Breuer joined our Company in January 1998. Prior to his appointment to his current position in January 2004, Mr. Breuer managed our Company's European repo and freight derivatives business in London. Prior to joining our Company, Mr. Breuer held trading positions with Oppenheim, Societe Generale and Citibank.

        James A. Peers, Chief Financial Officer, joined our Company in August 2002. Prior to joining our Company, Mr. Peers was a Senior Vice President at Bank One in Chicago from 1999 to 2001 where he held various positions, including Corporate Controller. He also was the CFO for Rabobank International in New York and a Senior Vice President—Corporate Development for Canadian Imperial Bank of Commerce in New York. Mr. Peers is a Certified Public Accountant and Chartered Accountant and was a partner at Ernst & Young where he spent 18 years working in the Toronto and Chicago offices mainly with financial institutional clients.

        J. Christopher Giancarlo, Executive Vice President, Corporate Development, joined our Company in April 2001 following our acquisition of Fenics, where he structured strategic alliances with major investment banks. Prior to joining Fenics in 2000, Mr. Giancarlo was a corporate partner in the New York law firm of Brown Raysman Millstein Felder & Steiner, LLP from 1997 to 2000.

        Scott Pintoff, General Counsel and Corporate Secretary, joined our Company in April 2000. Prior to assuming the duties of General Counsel in April 2002, Mr. Pintoff was GFI's Associate General Counsel. Before joining our Company, he was an associate with the law firm of Dewey Ballantine LLP from 1996 to 2000.

        Michel Everaert, Chief Information Officer, E-Commerce, joined our Company in May 2000. Prior to joining GFI, he was Senior Sales Manager for Investment Banking Services at Logica PLC from November 1998 to April 2000 and prior to that position he held marketing and sales positions at Dow Jones Telerate and Reuters.

EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning all compensation earned for the years ended December 31, 2005, 2004 and 2003 by our Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) serving as of December 31, 2005 (collectively, the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation
Awards
		Annual Compensation										Payouts
										Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)
Name and Principal Position	Year	Annual Compensation Salary ($)		Bonus ($)			Other Annual Compensation ($)(1)					LTIP Payouts ($)	All other Compensation ($)
Michael Gooch Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ $ $	650,000 650,000 525,000	$ $ $	500,000 550,000 650,000			— — —		$352,947 — —	— — —	— — —	— — —
Colin Heffron President	2005 2004 2003	$ $ $	700,000 708,522 493,633	$ $ $	900,000 900,000 1,098,004		$	— 138,000 —	(2)	$470,589 — —	— 94,737 —	— — —	— — —
Donald P. Fewer Senior Managing Director—Head of North America	2005 2004 2003	$ $ $	650,000 650,000 500,000	$ $ $	850,000 850,000 975,000			— — —		$411,768 — —	— — —	— — —	— — —
Stephen McMillan Senior Managing Director—Head of Europe	2005 2004 2003	$ $ $	687,193 682,916 670,687	$ $ $	900,000 1,050,000 700,000	(3)		— — —		— — —	— — —	— — —	— — —
Jurgen Breuer Senior Managing Director—Head of Asia	2005 2004 2003	$ $ $	352,159 353,185 271,278	$ $ $	600,000 600,000 428,648		$ $	80,236 74,000 —	(4) (4)	$235,284 — —	— — —	— — —	— — —

(1)
In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2)
Includes approximately $117,000 in payments made to Mr. Heffron with respect to housing costs incurred by him in connection with his residence in the U.K. and approximately $21,000 in reimbursement of expenses incurred in connection with his relocation from the U.K. to the United States.

(3)
Includes amounts awarded to the members of the family of Mr. McMillan by the independent trustees of GFI Brokers GBT, a trust established by the board of directors of GFI Brokers Limited for the benefit of family members of employees of GFI Brokers Limited.

(4)
Amount represents rental payments made by us in connection with Mr. Breuer's residence in Hong Kong.

OPTION GRANTS IN LAST FISCAL YEAR

        There were no options or stock appreciation rights granted during 2005 to any of our Named Executive Officers.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END OPTION VALUES

        The following table sets forth the number and value of securities underlying options held as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Gooch	—	—	—	—	—	—
Colin Heffron	—	—	73,684	84,211	$2,524,517	$2,633,698
Donald P. Fewer	—	—	71,052	13,158	$2,601,054	$467,767
Stephen McMillan	40,000	$980,000	99,474	18,421	$3,591,417	$654,867
Jurgen Breuer	15,789	$339,976	—	—	—	—

(1)
The closing stock price on December 31, 2005 was $47.43.

LONG TERM INCENTIVE AWARDS

        The following table sets forth, as of December 31, 2005, certain information related to certain long-term incentive awards granted to the Named Executive Officers:

Long Term Incentive Plans—Awards In Last Fiscal Year

			Estimated Future Payments under Non-Stock Price Based Plans
Name:	Number of shares, Units or Other Rights	Performance or Other Period Until Maturation
			Threshold	Target	Maximum
Michael Gooch	16,807*	3 Years			16,807
Colin Heffron	22,409*	3 Years			22,409
Donald P. Fewer	19,608*	3 Years			19,608
Stephen McMillan	—	—	—	—	—
Jurgen Breuer	11,204*	3 Years			11,204

        *Represents grants of restricted stock units. Subject to an executive's election to defer the settlement of vested restricted stock units, such restricted stock units vest and are settled in unrestricted Common Stock in annual installments over a period of three years.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

MICHAEL GOOCH

        On December 30, 2004, we entered into an agreement regarding our obligations to our Chief Executive Officer if he is terminated following a permanent disability. "Permanent disability" is defined as Mr. Gooch's physical or mental illness, disability or impairment that prevents Mr. Gooch from continuing the performance of his normal duties and responsibilities for a period in excess of six consecutive months. A written determination of two qualified physicians shall be conclusive evidence of whether a "permanent disability" has occurred.

        This agreement provides that if Mr. Gooch is terminated due to his "permanent disability" then he (or his personal representative, as the case may be) shall be entitled to (a) salary and bonus continuation benefits for a period of three years following the date of his termination, at a rate equal to the rate of his base salary and bonus for the last full fiscal year immediately preceding such termination (including the cash value of any restricted stock, stock options or other equity grants awarded in such year), (b) for the three year period beginning on the date of his termination, we will make available coverage under our medical, dental and life insurance plans on the same terms as such plans are made available to the our most senior salaried officers generally, and (c) reimbursement of any expenses incurred by Mr. Gooch in the ordinary course of employment prior to his termination consistent with our then existing expense reimbursement policy.

        In addition, we have entered into employment agreements with the following Named Executive Officers. The material terms of the employment agreements are described in the following paragraphs.

STEPHEN MCMILLAN

        We entered into an employment agreement with Stephen McMillan on May 1, 2002. The current term of the agreement expires on February 28, 2007. The agreement will automatically extend for one-year periods and can be terminated prior to any such extension by either party upon three months notice. Mr. McMillan is currently serving as our Senior Managing Director—Head of Europe. Mr. McMillan is eligible to receive an annual discretionary bonus in an amount to be determined by us. He is also entitled to receive all employee benefits and participate in all insurance programs generally available to similarly situated employees. The agreement requires Mr. McMillan to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment. Mr. McMillan's employment agreement does not provide for any severance payments upon the termination of his employment.

The terms of Mr. McMillan's employment agreement and the performance of his duties thereunder are governed by English law.

DONALD P. FEWER

        We entered into an employment agreement with Donald P. Fewer on July 17, 2000, which was subsequently amended in March 2004. The term of the agreement, as amended, expires on July 16, 2006. Thereafter, it is automatically extended for two-year periods, unless the agreement is terminated three months prior to such extension by either party. Mr. Fewer is currently serving as our Senior Managing Director—Head of North America. Mr. Fewer is also eligible to receive an annual discretionary bonus in an amount to be determined by us. He is also entitled to receive all employee benefits and participate in all insurance programs generally available to similarly situated employees. The agreement requires Mr. Fewer to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment. Mr. Fewer's employment agreement does not provide for any severance payments upon the termination of his employment. The terms of Mr. Fewer's employment agreement and the performance of his duties thereunder are governed by laws of the State of New York.

JURGEN BREUER

        We entered into an employment agreement with Jurgen Breuer on December 1, 2003. The current term of the agreement expires on December 31, 2006. The agreement will automatically extend for one-year periods and can be terminated prior to any such extension by either party upon four months notice. Mr. Breuer is currently serving as our Senior Managing Director-Head of Asia. Mr. Breuer is eligible to receive an annual discretionary bonus in an amount to be determined by us. He is also entitled to participate in such medical, dental and life insurance programs generally available to similarly situated employees. The agreement requires Mr. Breuer to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment. Mr. Breuer's employment agreement does not provide for any severance payment upon the termination of his employment. The terms of Mr. Breuer's employment agreement and the performance of his duties thereunder are governed by English law.

        We have also entered into an employment agreement with James A. Peers, our Chief Financial Officer. The terms of this agreement are described below.

JAMES A. PEERS

        We entered into an employment agreement with James A. Peers on November 18, 2002 pursuant to which Mr. Peers serves as our Chief Financial Officer. This agreement has an indefinite term, subject to termination of the agreement by either party upon six months notice. Mr. Peers is eligible to receive an annual discretionary bonus in an amount to be determined by us. He is also entitled to receive all employee benefits and participate in all insurance programs generally available to similarly situated employees and was compensated for certain moving expenses in connection with the commencement of his employment.

        This agreement provides that upon resignation with "good reason" within six months following a "change in control", as such terms are defined in the agreement, Mr. Peers will generally be entitled to receive: (1) a lump sum payment in an amount equal to twelve months base salary, minus applicable withholdings and deductions; (2) the cost of maintaining health and dental insurance coverage for the earlier of six months after the termination of employment or until he secures new employment; (3) all employee or incentive stock options granted to him which are outstanding and unexercised on the date of termination of employment will become fully vested and such options will continue to be exercisable at any time within the one year period following the date of termination; and (4) an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which such employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        The agreement also provides that if Mr. Peers is terminated "without cause" (other than due to death or disability), as defined in this agreement, he will be entitled to receive: (1) a salary continuation benefit for a period of up to six months, which will be reduced by any portion of the notice period in which he is not requested to work and; (2) an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        The agreement requires Mr. Peers to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment.

COMPENSATION TO DIRECTORS

        Our employees who serve as our directors are not compensated for serving as directors. All directors are reimbursed for any expenses incurred in attending Board and Board Committee meetings.

        On March 24, 2005, our Board of Directors, upon the recommendation of its Compensation Committee, adopted a compensation policy for non-executive directors in order to provide competitive compensation to attract and retain qualified non-employee directors. This policy was effective for fiscal year 2005 and will be effective for fiscal year 2006.

        In fiscal 2005 and pursuant to the Company's Non-Executive Directors Compensation Plan, each director who was not an employee of the Company received an annual retainer of $40,000 plus $1,000 for each Board meeting attended. Each non-employee director who is a member of a Board Committee received $1,000 for each Board Committee meeting attended. In addition, the Chairperson of the Audit Committee received an additional annual fee of $15,000 and the Chairperson of the Compensation Committee received an additional annual fee of $10,000.

        Each non-executive director may elect to receive these fees and retainers in either cash, restricted stock units or a combination of both, provided that any election to receive restricted stock units must be made prior to the beginning of each year. Cash payments will be paid in quarterly installments in arrears. If a non-employee director elects to receive all or a portion of his/her fees and retainers in the form of restricted stock units, then such restricted stock units will be granted in January of each year based on the price of the Common Stock on December 31st of the previous year and will vest quarterly over the year. The Company estimates the number of meetings for the year in order to determine the value of restricted stock units that will be granted. If such estimates fall short, the Company pays any additional fees owed to non-executive directors in cash.

        In addition, the Company's Non-Executive Directors Compensation Plan also provides for annual grants of restricted stock units to non-employee directors on the following terms. The Company will annually grant to each non-employee director a number of restricted stock units equal to $40,000 divided by the closing price of the Common Stock on the date of grant. The date of grant shall be determined by the Compensation Committee. Beginning in fiscal 2006, these grants will be in January of each year. The restricted stock unit grants shall be subject to the terms and conditions of a separate grant agreement and the GFI Group Inc. 2004 Equity Incentive Plan. Subject to the restrictions and conditions to be set forth in the grant agreement, one-third of the units shall become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

        The Compensation Committee has determined that upon Mr. MacDonald's election to the Company's Board, he will be given a one time grant of a number of restricted stock units equal to $50,000 divided by the closing price of the Common Stock on the date of grant. Subject to the restrictions and conditions to be set forth in the grant agreement, one-third of the units shall become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company's Board of Directors is responsible for establishing the overall compensation strategy for the Company, including salary and bonus levels, administering the Company's incentive compensation and benefit plans and reviewing and making recommendations to the Board of Directors with respect to the Company's executive compensation. John W. Ward and Geoffrey Kalish were the members of the Compensation Committee during fiscal year 2005.

        Compensation Philosophy.    The Company's philosophy with respect to the compensation of its executive officers is influenced by a desire to link executive compensation with the Company's performance, including the achievement of annual and long-term performance goals. In addition, the Company has designed its executive compensation program to enable it to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to align executive officer compensation and stockholder interests through the granting of equity interests in the Company.

        Compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

        Salary.    The base salaries of the Company's named executive officers are reviewed annually and, subject to any existing contractual obligations, are set at the recommendation of the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, the Company's performance and the performance of the individual executive officer.

        Bonus.    For the fiscal year ended December 31, 2005, the Compensation Committee evaluated the performance of, and set the bonuses payable to, the executive officers of the Company. The factors considered by the Compensation Committee in determining bonuses included, but was not limited to: (1) the officer's overall individual performance in his position and his relative contribution to the Company's performance during the year; and

(2) the desire of the Company to retain an executive officer in a competitive market for experienced executives within the industry.

        Long-term Incentive Compensation.    The Company believes that providing executive officers with equity ownership in the Company (i) serves to align the interests of executive officers with stockholders by creating a direct link between compensation and stockholder return; (ii) creates a significant, long-term interest in the Company's success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent.

        The 2004 Equity Incentive Plan.    The 2004 Equity Incentive Plan permits the grant of non-qualified stock options, stock appreciation rights, restricted shares and restricted stock units, and performance units. From time to time, grants are made to executive officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether to make a grant under the plan is based upon a number of considerations, including the individual's performance. Generally, grants to executive officers vest over time, typically one-third each year over a three year period.

        Senior Executive Annual Bonus Plan.    The Senior Executive Annual Bonus Plan was adopted in October 2004. The plan provides for bonuses to our and our subsidiaries' executive officers (including members of our Board of Directors who are executive officers). The plan is designed to reward, through additional cash compensation, executive officers for their significant contribution toward improved profitability and growth of our Company. The maximum amount of compensation that may be paid under the plan to any participant for any year is $5,000,000. Awards pursuant to the plan may be based upon the satisfaction of performance goals established by the Compensation Committee. Performance goals may, in the Compensation Committee's discretion, be based on any performance criteria the Compensation Committee elects to use, either alone or in any combination, on either a consolidated or unconsolidated basis. The Compensation Committee may also grant awards to participants under the plan on a discretionary basis for outstanding performance without the attainment of any specified performance goals.

        Compensation of Chief Executive Officer.    During the fiscal year ended December 31, 2005, the Compensation Committee considered a number of factors in evaluating the performance of, and setting the bonus and long-term incentive compensation for, Mr. Gooch, the Company's Chief Executive Officer. In their evaluation, the independent members of this Committee considered the changes in the financial performance of the Company from the prior year, Mr. Gooch's contribution to the Company's strategic planning, Mr. Gooch's contribution to the hiring and retention of top management and brokerage personnel and the substantial time and concentrated effort that

Mr. Gooch applied in the performance of his duties. The Compensation Committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Gooch for the fiscal year ended December 31, 2005 were appropriate based on the above criteria.

        Compensation Policy Regarding Deductibility.    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. This limitation does not apply with respect to compensation paid during a transition period after the date a company first becomes publicly held if that compensation is paid pursuant to a plan or agreement adopted prior to that date. Under these rules, compensation paid under the 2004 Equity Incentive Plan and the Senior Executive Annual Bonus Plan should not be subject to this deduction limitation during the transition period prescribed by Section 162(m) of the Internal Revenue Code.

        Submitted by the Compensation Committee:

John W. Ward, Chairperson Geoffrey Kalish

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Company's Compensation Committee are Messrs. Ward and Kalish, neither of whom are, or have been, an employee or officer of the Company. During fiscal 2005, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2005, none of the Company's executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information relating to the only entities that, as of February 28, 2006, (other than as set forth under "Security Ownership of Directors and Executive Officers" below) are known to us to be the beneficial owners of more than five percent of our Common Stock:

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Entities Affiliated with Jersey Partners Inc. (1) 1111 Route 110 Suite 327-328 Farmingdale, NY 11735	13,845,966	49.4%
Entities Affiliated with Advent International
Corporation (2) 75 State Street 29th Floor Boston, MA 02109	2,016,074	7.2%

(1)
Includes 13,728,937 shares of Common Stock held directly by Jersey Partners. Also includes 56,001 shares of Common Stock held by Magnetic Holdings International (FE) LLC and 1,316 shares of Common Stock held by Magnetic Management LLC. We refer to these entities collectively as the Magnetic Entities. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners and is the managing member of Magnetic Holdings International (FE) LLC. Also includes 59,712 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(2)
Shares are held by the following entities affiliated with Advent International Corporation: Global Private Equity IV Limited Partnership, Advent Partners GPE-IV Limited Partnership and Advent Partners Limited Partnership.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information, as of February 28, 2006, with respect to the beneficial ownership of our Common Stock by: (i) each director; (ii) each of the Named Executive Officers; and (iii) all executive officers and directors as a group. Each person listed below can be reached at our headquarters located at 100 Wall Street, New York, NY 10005.

	Shares Beneficially Owned
Name of Beneficial Owner
	Number	Percent
Named Executive Officers and Directors:
Michael Gooch(1)(2)	13,875,791	49.5%
Colin Heffron(3)	102,632	*
Donald P. Fewer(4)	71,052	*
Stephen McMillan	99,474	*
Jurgen Breuer	2,181	*
Geoffrey Kalish(5)	567,540	2.0%
Christopher Pike(6)	2,016,074	7.2%
John W. Ward(7)	3,588	*
Marisa Cassoni	6,552	*
All executive officers and directors as a group (13 persons)(8)	16,937,303	59.4%
  *
  Less than 1%

(1)
Includes all shares of Common Stock beneficially owned by Jersey Partners as described in footnote (2) below, including those shares of Common Stock held by the Magnetic Entities as described in that footnote. Mr. Gooch controls the voting and disposition of these shares through his ownership of approximately 70% of the outstanding common stock of Jersey Partners. Diane Gooch, Mr. Gooch's wife, and Gooch Investment Trust collectively beneficially own 29,825 shares of Common Stock as to which Mr. Gooch disclaims beneficial ownership.

(2)
Includes 13,728,937 shares of Common Stock held directly by Jersey Partners. Also includes 56,001 shares of Common Stock held by Magnetic Holdings International (FE) LLC and 1,316 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners and is the managing member of Magnetic Holdings International (FE) LLC. Also includes 59,712 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(3)
Includes 97,369 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2006. Does not include any of the shares of our company owned by Jersey Partners. Mr. Heffron owns approximately 4.9% of the outstanding common stock of Jersey Partners.

(4)
Includes 71,052 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2006. Does not include any of the shares of our Company owned by Jersey Partners. Mr. Fewer holds options to purchase 68,000 shares of common stock of Jersey Partners, which would represent less than 1% of the outstanding common stock of Jersey Partners.

(5)
Represents 546,176 shares of Common Stock beneficially owned by Venturion GFI LLC and Venturion Capital LLC. Includes 21,053 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2006 and 311 restricted stock units that will vest within 60 days of February 28, 2006. Mr. Kalish disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interests in such funds.

(6)
Represents 2,016,074 shares of Common Stock beneficially owned by funds affiliated with Advent International Corporation. Mr. Pike disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interests in such funds.

(7)
Includes 1,316 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2006.

(8)
Includes 481,112 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of February 28, 2006 and 695 restricted stock units that will vest within 60 days of February 28, 2006.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2005, with respect to the Common Stock that may be issued under its existing equity compensation plans. The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,612,099	$12.99	2,993,667	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,612,099	$12.99	2,993,667

(1)
Contains information regarding stock options. There are no warrants or rights outstanding.

(2)
Includes 599,225 securities that will be issued upon the vesting of restricted stock units previously granted under equity compensation plans. Such restricted stock units vest and are settled in unrestricted Common Stock in installments over a period of time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and any persons who own more than 10% of the Common Stock, to file reports of initial ownership of the Common Stock and subsequent changes in that ownership with the SEC and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5s were required, the Company believes that during fiscal 2005 all Section 16(a) filing requirements were complied with, except as set forth in this paragraph. During 2005, one late filing on Form 4 was made on behalf of Mr. Kalish, a Director of the Company, to report a transaction involving the sale of Common Stock.

FEES PAID TO INDEPENDENT AUDITORS

        The following table summarizes the aggregate fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte"):

	2005	2004
Audit Fees(a)	$1,464,982	$1,782,530
Audit Related Fees(b)	120,800	6,364
Tax Fees	140,876	419,137
All Other Fees	—	—

Total	$1,726,658	$2,208,031

(a)
Audit fees consist of aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, the review of our quarterly financial statements, the issuance of comfort letters, statutory and regulatory audits, consents and other services related to SEC matters. Included in audit fees for 2005 and 2004 is $250,000 and $850,000, respectively, related to professional services in connection with out initial public offering ("IPO").

(b)
Audit related fees consisted of aggregate fees billed for professional services rendered for assistance provided related to our program to address the Sarbanes-Oxley Act of 2002.

        In considering the nature of the services provided by Deloitte, our Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

        During 2005, our Audit Committee specifically approved the appointment of Deloitte to be our independent auditors for the year ended December 31, 2005. Deloitte was also approved to perform reviews, pursuant to Statement of Auditing Standards No. 100, of our quarterly financial reports within the year ended December 31, 2005 and certain other audit related services. Until such time as our Board of Directors adopts a revised Audit Committee charter or other specific pre-approval policy for these services, our Audit Committee will continue to approve the services on this basis.

        Representatives of Deloitte are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

AUDIT COMMITTEE REPORT

        The members of the Audit Committee have been appointed by the Board. The Audit Committee is comprised of three directors who each meet the independence and experience requirements of the Nasdaq Marketplace Rules and the SEC's criteria of an "audit committee financial expert". The Audit Committee is governed by a charter (attached as Exhibit A) which has been approved and adopted by the Board and is reviewed and reassessed annually by the Audit Committee.

        The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the Company's independent auditor(s), (3) the performance of the Company's internal audit function and (4) the Company's systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting.

        The Audit Committee has the sole authority to appoint or replace the Company's independent auditors, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of the Company's independent auditor and, in addition, reviewed and pre-approved all services provided during 2005.

        Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2005 and met with both management and the Company's external auditors to discuss those financial statements, including the critical accounting policies on which the financial statements are based. Management and the external auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

                AUDIT COMMITTEE

                Marisa Cassoni, Chairperson
                Geoffrey Kalish
                Christopher Pike

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

LOANS FROM JERSEY PARTNERS

        In connection with our reorganization that took place in November 2001, our subsidiary, GFI Group LLC, paid a dividend to its then-parent Jersey Partners consisting of $30.0 million in cash and certain accounts receivable. Simultaneously, Jersey Partners loaned the cash and accounts receivable back to GFI Group LLC in exchange for (i) two notes in the original principal amounts of $5.0 million and $20.0 million, respectively and (ii) a collection agency note in the original principal amount of $5.0 million. The collection agency note was repaid in full in 2002.

        The notes were guaranteed by the material non-regulated subsidiaries of GFI Group LLC, and were secured by, among other things, liens on and security interests in substantially all of the assets of GFI Group LLC and its material subsidiaries. However, the notes were, by their terms, subordinated in right of payment to our senior indebtedness, including the indebtedness under our credit agreement. The $5.0 million note was repaid by us in two installments of $2.5 million on November 30, 2002 and November 30, 2003. In connection with the issuance of our Series C Preferred Stock, we repaid $10.75 million of the principal amount of the $20.0 million note in June 2002.

        Pursuant to the terms of the $20 million note, Jersey Partners required us to use up to 20% of the aggregate net proceeds we received from our IPO to repay the note. On January 31, 2005, we used a portion of the net proceeds received by us in our IPO to prepay in full the $9.25 million outstanding principal amount as of such date, plus accrued interest of approximately $400,000.

FENICS ACQUISITION

        In April 2001, we acquired approximately 90% of the outstanding capital stock of Fenics. The purchase price of approximately $40.7 million consisted of an exchange of 1,656,189 shares of common stock of GFInet inc, our subsidiary, and assumption of debt of Fenics of approximately $9.0 million. This debt bore interest at rates between 9% and 11% and was fully repaid by February 2003.

        Within 120 days after the completion of our IPO, we were obligated to provide notice to the remaining holders of the outstanding capital stock of Fenics that a "liquidity event" has occurred and to attempt to purchase the remaining approximately 10% of the capital stock of Fenics at a per share price equal to the fair market value, as of the date of such notice, of 0.3274 shares of our Common Stock. On March 9, 2005, we made a written offer to purchase all of the ordinary shares in Fenics Limited not held by us for an amount equal to $8.37 per Fenics Limited share (the "Purchase Price"). The Purchase Price represents 0.3274 multiplied by $25.58, which was the average closing price of the Common Stock over the immediately preceding four calendar weeks. This offer was made to all minority shareholders of Fenics Limited and, in the aggregate, was an offer to purchase 532,098 ordinary shares of Fenics Limited for a total purchase price of $4.5 million.

        In April 2005, the Company legally became the sole shareholder of Fenics Limited. As of December 31, 2005, Fenics minority shareholders were paid approximately $4.2 million for 505,869 shares tendered to the Company, or approximately 95% of the outstanding minority shares. The remaining minority shares will be paid for when they are tendered to the Company.

        Certain of these remaining shares of Fenics were held by John W. Ward, one of our directors, and certain of our officers and employees. These persons received cash for those shares in connection with our purchase of these remaining Fenics shares.

STOCKHOLDERS AGREEMENT

        On June 3, 2002, we entered into an Amended and Restated Stockholders Agreement with all of our then existing common and preferred stockholders. Most of the provisions of the Stockholders Agreement terminated immediately before the closing of our IPO. The following terms of the Stockholders Agreement, however, remain in effect:

  •
  certain of our stockholders who acquired their shares of Common Stock as part of our acquisition of Fenics will, for a limited period of time, continue to be subject to agreements contained in the Stockholders Agreement which limit their ability to compete against or interfere with our business; and

  •
  for a period of 18 months following the consummation of the IPO, we will retain the ability to repurchase any shares of Common Stock held by a former Fenics stockholder or certain holders of our Series A Preferred Stock, if we reasonably and in good faith determine that such stockholder has violated the terms of any confidentiality provision or restriction on competition applicable to it and that such violation has or could have an adverse effect on us that is greater than a de minimis impact.

REGISTRATION RIGHTS

        We entered into Registration Rights Agreements with certain of the holders of each series of our preferred stock, all of which converted into shares of our Common Stock upon the consummation of our IPO. Such registration rights apply to the Common Stock into which the preferred stock converted. The terms of the Registration Rights Agreements we entered into with the former holders of each series of our preferred stock are substantially similar (other than with respect to Series B preferred stockholders who do not hold demand registration rights).

        Demand Registration Rights.    At any time after the 180th day following the effective date of our IPO, the holders of (i) at least a majority of the Series C Preferred Stock having registration rights and (ii) at least 66 2/3% of the Series A Preferred Stock having registration rights have the right to demand that we file a registration statement for the offer and sale of their securities if the aggregate market price of the shares to be registered is at least $5.0 million with respect to the Series C preferred shares or $12.5 million with respect to the Series A preferred shares at the time of the demand. We are required to inform the other stockholders of that series holding registration rights that a demand has been made and the other holders are entitled to include their shares in that demand registration. With respect to Series C preferred shares having registration rights, we are not obligated to file a registration statement on Form S-1 on more than one occasion so long as, when that registration statement becomes effective, it covers not less than 66% of the holders demanding registration and with respect to Series A preferred shares having registration rights, we are only required to file one registration statement on Form S-1. If we are eligible to file a registration statement on Form S-3, the holders of 20% of the Series C preferred shares having registration rights and the holders of 25% of the Series A preferred shares having registration rights have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of securities to be sold under the registration statement is at least $3.0 million. With respect to Series C preferred shares having registration rights, we are not obligated to file a registration statement on Form S-3 on more than two occasions and with respect to each series we are generally not obligated to file a registration statement on Form S-3 more than once in any twelve month period. In each case, we have the ability to delay the filing of a registration statement under specified conditions, such as for a period of time following the effective date of a prior registration statement or if we are in possession of material nonpublic information that it would not be in our best interests to disclose.

        Piggyback Registration Rights.    If we register any securities for public sale (subject to customary exceptions), stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

        Expenses of Registration.    Except as provided in the Registration Rights Agreements, we will pay all expenses relating to any demand or piggyback registration other than underwriting discounts and commissions, stock transfer taxes and attorneys' fees of the selling stockholders (except for attorneys' fees of a single counsel for the Series C Preferred Stock selling stockholders up to $50,000).

        Indemnification.    The Registration Rights Agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions attributable to us in a registration statement, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

        Transfer and Expiration of Registration Rights.    Stockholders may transfer their registration rights in connection with the transfer of their shares if specified requirements are satisfied. The registration rights described above will generally terminate with respect to a particular stockholder's securities upon the earlier to occur of (i) the close of business on the third anniversary of the consummation of our IPO (fifth anniversary with respect to Series C Preferred Stock selling stockholders) and (ii) the date that the securities (x) have been transferred pursuant to an effective registration statement or (y) have been sold under Rule 144 of the Securities Act or can be freely sold under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") and after such sale can be resold by the transferee without registration under the Securities Act.

U.K. LEASES

        During 2005, we were party to a lease for our offices at 9 Hewett Street in London with GFI Brokers (Channel Islands) Limited, which is a wholly-owned subsidiary of Jersey Partners, which was due to expire in 2016. Annual rent payments under the lease agreement were £0.5 million. In December 2004, we agreed to terminate our lease with GFI Brokers (Channel Islands) Limited effective September 2005 and to make certain termination and other payments to it payable upon such termination. We accrued approximately $2.9 million for the estimated costs to terminate the lease. In April 2005, we amended the termination agreement. The amendment accelerated the termination of the lease to April 2005 and reduced the termination charge to approximately $0.4 million. Pursuant to the amended agreement, we became party to a sub-lease with GFI Brokers (Channel Islands) Limited for an eighteen-month term with annual rent of £0.5 million. We ceased using these premises in November of 2005.

        We also lease a corporate apartment in London from GFI Brokers (Channel Islands) Limited. We are currently paying a monthly lease payment of approximately £2,000 for this apartment.

PERFORMANCE GRAPH

        The following performance graph shows a comparison, from January 25, 2005 (the date our Common Stock commenced trading on The Nasdaq National Market) through December 31, 2005, of the cumulative total return for our Common Stock, the Nasdaq Composite Stock Index (CCMP), the Nasdaq Other Financial Index (CFIN) and our Peer Group. The Peer Group is comprised of ICAP plc and Collins Stewart Tullet plc (each U.K. traded), Cie Financiere Tradition (a Swiss listed company), MarketAxess Holdings Inc. (MKTX), Espeed Inc. (ESPD), the International Securities Exchange (ISE) and the Chicago Mercantile Exchange (CME). The performance graph assumes the value of the initial investment in the Company's Common Stock, each index and the Peer Group was $100 on January 25, 2005 and that all dividends have been reinvested. Such returns are based on historical results and are not intended to suggest future performance. The returns of each company within the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The International Securities Exchange completed its initial public offering on March 8, 2005.

OTHER MATTERS

        At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2007 Annual Meeting must do so no later than December 14, 2006. In addition, any proposal to be included in the Company's proxy materials must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act and the applicable provisions of the Company's certificate of incorporation or by-laws. Such proposals should be delivered personally to, or mailed to and received by the Secretary of the Company at the address below.

        Requirements for Stockholder Proposals to be Brought Before the 2007 Annual Meeting. In accordance with Article II, Section 2.7 of the Company's Second Amended and Restated By-laws, in order for stockholder nomination or other matter to be properly brought before the 2007 Annual Meeting by a stockholder, such matter must have been specified in a written notice given by a stockholder of record on the record date for such meeting, which conforms to the requirements of Article II, Section 2.7 of the Second Amended and Restated By-laws and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting first made. Any such proposal shall also comply with the applicable provisions of the Company's certificate of incorporation or by-laws.

ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS

        Stockholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on May 30, 2006. If internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

        As previously noted, you may revoke or change a previously delivered proxy card at any time before the Annual Meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to the Secretary of the Company before the beginning of the Annual Meeting. A vote via the internet or by telephone may be revoked by executing a later-dated proxy card or subsequently voting via the internet or by telephone. Regardless of the manner in which you vote, you may also revoke your proxy vote by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself revoke a valid proxy that was previously delivered.

REPORTS

        The Company's Annual Report to stockholders for the fiscal year ended December 31, 2005 has been integrated with the Company's Annual Report on Form 10-K for the same period. Accordingly, the 2005 Form 10-K is being mailed to all stockholders of record and accompanies this Proxy Statement. This Proxy Statement and the Company's 2005 Annual Report to stockholders and Annual Report on Form 10-K are also available on the Company's website at http://www.gfigroup.com.

By order of the Board of Directors

Scott Pintoff,
General Counsel and Corporate Secretary

GFI Group Inc.
100 Wall Street
New York, New York 10005
April 13, 2006

Exhibit A

GFI GROUP INC.

AUDIT COMMITTEE CHARTER

PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") primarily for the purpose of overseeing the accounting and financial reporting processes of GFI Group Inc. (the "Company") and the audits of the financial statements of the Company.

        Among other things, the Committee shall prepare an audit committee report as required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

ORGANIZATION AND MEMBERSHIP

        The Committee shall consist of three or more directors as may be fixed from time to time by the Board. Each member of the Committee shall satisfy the independence and expertise requirements of the Corporate Governance Rules of The Nasdaq Stock Market, Inc., Section 10(a)(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time in three years preceding such member's appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a CEO, CFO or other senior officer with financial oversight responsibilities.

        Committee members shall be appointed by the Board upon consideration of the recommendation of the Nominating Committee of the Board at its annual organizational meeting following the annual meeting of stockholders and shall serve for a term of one year, unless any member shall sooner resign or be removed, with or without cause, by the Board prior to the expiration of his or her term. The Board may appoint a director to fill any vacancy created on the Committee for any reason, and such successor shall serve for the remainder of the term of the Committee member he or she is replacing. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. If the full Board designates the Committee's chairperson, the Board shall take into consideration the recommendations of the Nominating Committee of the Board. The Committee may from time to time delegate authority to subcommittees when appropriate.

LIMITATION ON COMMITTEE'S ROLE

        The Committee's role is one of oversight and it recognizes that management is responsible for preparing the Company's financial statements and that the Company's independent auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that management, including the internal audit staff, as well as the independent auditor, have more time, knowledge and detailed information with respect to the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

OVERSIGHT FUNCTIONS

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight functions. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  Oversight of the Audit Process and the Relationship with the Independent Auditor

        The Company's independent auditor shall report directly to the Committee. The Committee shall:

  1.
  have the sole authority and responsibility for the appointment, compensation, retention (subject, if applicable, to stockholder ratification) and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for such purpose; and

  2.
  pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law), internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the

    Committee prior to the completion of the audit; the Committee may delegate to one or more designated members of the Committee who are independent members of the Board the authority to grant pre-approvals hereunder provided that decisions of any member to whom authority is delegated shall be presented to the full Committee at its next scheduled meeting.

        In connection with the oversight of the relationship with the Company's independent auditor, the Committee shall have the power, duty and responsibility to:

  1.
  ensure the regular rotation of the lead audit partner as required by law and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself;

  2.
  present its conclusions with respect to the independent auditor to the full Board;

  3.
  recommend and oversee guidelines for the Company's hiring of employees of the independent auditor, which guidelines shall meet the requirements of applicable law, regulations and listing standards;

  4.
  review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

  5.
  discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team; and

  6.
  receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Board Standard Number 1, consider and engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

  Oversight of Financial Statement Preparation and Financial Reporting

        The Committee shall have the power, duty and responsibility to:

  1.
  review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under

    "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  2.
  review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

  3.
  review major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  4.
  review and discuss periodic reports from the independent auditor on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and any treatments recommended or preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences;

  5.
  discuss generally and review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as any financial information and earnings guidance provided to analysts and rating agencies;

  6.
  review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

  7.
  discuss the Company's major financial risk exposures and the steps management has taken or proposes to take to monitor and control such exposures, including a discussion regarding the guidances and policies of the Company governing risk assessment and risk management; and

  8.
  discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

  Oversight of the Internal Audit Function, Compliance Matters and Controls

        The Committee shall have the power, duty and responsibility to:

  1.
  review with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function;

  2.
  take appropriate remedial action upon being informed by the independent auditor that Section 10A(b) of the Exchange Act may have been implicated;

  3.
  consider and discuss with management and the independent auditor the quality and adequacy of the Company's internal controls;

  4.
  consider approval of any related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC rules and approve or disapprove of such transactions;

  5.
  establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  6.
  review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Company's annual and quarterly filings with the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

PROCEDURES

        The Committee shall have the power, duty and responsibility to:

  1.
  meet as often as deemed necessary or appropriate in its judgment (but not less than quarterly), either in person or by telephone; the chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting; the chairperson will ensure that the agenda for each meeting, together with any other relevant materials, are circulated as soon as reasonably practicable in advance of the meeting;

  2.
  meet on a periodic basis (but not less than quarterly), in separate executive sessions, with each of management of the Company, including management of the Company's finance department, the internal auditors and the independent auditor;

  3.
  in discharging its oversight role, be empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to request any officer or other employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee;

  4.
  report regularly to and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditor or the performance of the internal audit function;

  5.
  conduct an annual performance self-evaluation; and

  6.
  review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for its approval.

COMMITTEE RESOURCES

        The Committee shall have the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties, and the Company shall provide appropriate funding as determined by the Committee.

DISCLOSURE

        This Charter shall be made available on the Company's website. The Company shall include a statement in its Annual Report on Form 10-K filed with the SEC indicating that a copy of this Charter is available on its website and in print to any stockholder who requests a copy.

GFI Group Inc.
 100 Wall Street
New York, NY 10005

FOLD AND DETACH HERE

Proxy

GFI GROUP INC.

GFI Group Inc.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

Annual Meeting Proxy Card

[
]     Mark this box with an X if you have made changes to your name or address details above.

[
]     Please indicate if you plan to attend this meeting

A  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
     "FOR" EACH OF THE NOMINEES NAMED HEREIN.

1.     Election of Directors

	For	Withhold
01 - Geoffrey Kalish	[ ]	[ ]
	For	Withhold
02 - John R. MacDonald	[ ]	[ ]

B  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy card is valid only when signed and dated.

Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—GFI GROUP INC.

100 Wall Street
New York, New York 10005

        Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 31, 2006 at 10:00 a.m. E.D.T.

        The undersigned stockholder of GFI Group Inc. (the "Company") hereby appoints Michael Gooch and Scott Pintoff, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, at 10:00 a.m. Eastern Daylight Time, on May 31, 2006, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 3, 2006, in accordance with the directions indicated herein.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED HEREIN AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on reverse side)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by mail
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE	•	Mark, sign and date the proxy card.
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 30, 2006. THANK YOU FOR VOTING

QuickLinks

GFI Group Inc. 100 Wall Street New York, New York 10005
GFI Group Inc. 100 Wall Street New York, New York 10005
PROXY STATEMENT Annual Meeting of Stockholders May 31, 2006
VOTING SECURITIES
ELECTION OF DIRECTORS
MATTERS RELATING TO THE BOARD AND BOARD COMMITTEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Long Term Incentive Plans—Awards In Last Fiscal Year
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
COMPENSATION TO DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FEES PAID TO INDEPENDENT AUDITORS
AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PERFORMANCE GRAPH
OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS
REPORTS
GFI GROUP INC. AUDIT COMMITTEE CHARTER